UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2018 (February 1, 2018)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 17th Street, Office 3118, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2018, MassRoots, Inc. (the “Company”) entered into a Membership Agreement (the “Membership Agreement”) with WeWork pursuant to which the Company will lease offices located at 2420 17th Street, Office 3118, Denver, Colorado 80202 effective as of February 2, 2018. The term of the Membership Agreement is for one month which term shall automatically be renewed for successive one month terms unless terminated by either party. Pursuant to the terms of the Membership Agreement the Company will pay a fee of $1,360 per month for the leased premises.

The foregoing description of the Membership Agreement is a summary only and does not purport to set forth the complete terms of the Membership Agreement and is qualified in its entirety by reference to the Membership Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 2, 2018, the Company entered into a Settlement and Lease Termination Agreement (the “Agreement”) with Market Center Investors, LLC (the “Landlord”) with respect to the Company’s leased premises located at 1624 Market Street, Suite 201, Denver, Colorado 80202 (the “Leased Premises”). In December 2017, the Landlord commenced a legal action to recover possession of the Leased Premises in the District Court for the City and County of Denver, Colorado (the “Lawsuit”) for failure of the Company to make certain payments pursuant to the terms of its lease (the “Lease”) with the Landlord. Pursuant to the terms of the Agreement, the Company paid the Landlord $145,000 and surrendered to the Landlord any and all possessory interests and other rights in or to the Leased Premises. In addition, each party agreed to release and discharge the other party and its affiliated entities together with its directors, officers, members, managers, employees and agents from and against any and all claims, demands, causes of action and other liabilities arising under or relating to the Lease and a Stipulation for Dismissal with Prejudice was filed with respect to the Lawsuit.

The foregoing description of the Agreement is a summary only and does not purport to set forth the complete terms of the Agreement and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1 10.2	Membership Agreement between the Company and WeWork dated February 1, 2018 Settlement and Lease Termination Agreement between the Company and Market Center Investors, LLC dated February 2, 2018

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: February 5, 2018	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer